Rule 424 (b) (3) Registration No. 333-177949

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Senior Debt Securities	$200,000.00	$25.76

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	The amount in this column has been transmitted to the SEC in connection with the securities offered by means of this pricing supplement.

TRADE DATE: 06/16/2014
PRICING SUPPLEMENT NO. 6405 DATED June 16, 2014
TO PROSPECTUS SUPPLEMENT DATED November 17, 2011
AND BASE PROSPECTUS DATED November 14, 2011

NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
Due Nine Months or More from Date of Issue

Principal Amount:	$200,000.00

Issue Price:	100% of Principal Amount

Original Issue Date:	06/19/14

Maturity Date:	06/15/18

Interest Rate:	2.07% per annum

Regular Record Dates:	Each January 1 and July 1

Interest Payment Dates:	Each January 15 and July 15

Redemption Date:	None

Agent's Commission:	None

Form of Note:	Certificated
(Book-Entry or Certificated)

Other Terms:	None

Medium-Term Notes, Series C may be issued by the Company in an unlimited aggregate principal amount.